Exhibit 10.1

RBC Centura	MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (“Modification Agreement”), entered into as of the 19th day of December, 2005, by COMPUTER SOFTWARE INNOVATIONS, INC. (“Borrower”, whether one or more) with a mailing address of 1601 East Main Street, Suite A, Easley, S.C. 29642, and RBC CENTURA BANK (“Bank”), with a mailing address of 531 South Main Street, 2nd Floor, Greenville, S.C. 29601.

A.	Borrower has made and issued to Bank its Loan Agreement evidencing the loan (the “Loan”) in the original principal amount and dated as indicated on Attachment 1 attached hereto.

B.	The Loan Agreement, any promissory notes and any other loan and security documents that are outstanding with respect to the extension of credit evidenced by the Loan Agreement, are hereinafter collectively referred to as the “Contract” and the Contract is hereby incorporated herein as a part of this Modification Agreement.

C.	Bank and Borrower mutually desire to modify the provisions of the Contract in the manner hereinafter set out, it being specifically understood and agreed that, except as herein modified, the terms and provisions of the Contract and the individual instruments, documents and agreements that make up the Contract shall remain unchanged and the Contract, as herein modified, shall continue in full force and effect as therein and herein written.

NOW, THEREFORE, Bank and Borrower, in consideration of the premises and the sum of One Dollar ($1.00) to each in hand paid by the other, receipt and sufficiency of which are hereby acknowledged by each, do hereby agree as follows:

Section 1. Modification. The Contract shall be, and the same is, modified in the manner set forth in Attachment 2.

Section 2. Effect of Modification. Nothing contained in this Modification Agreement shall in any way impair the security now held for the indebtedness evidenced by the Contract or the lien priority thereof, nor waive, annul, vary or affect any provision, condition, covenant and agreement contained in the Contract, nor affect or impair any rights, powers and remedies under the Contract, except as herein specifically modified to do any one or more of the foregoing. If any provision in this Modification Agreement shall be interpreted or applied by a court or other tribunal with personal and subject matter jurisdiction over the parties hereto and the Contract, as modified, so as to impair the security now held for the indebtedness or lien priority thereof, or do any one or more of any of the foregoing, such provision shall be ineffective to the extent it causes an impairment of such security or the lien priority thereof or causes any of such other consequences, or the application thereof shall be in a manner and to an extent which does not impair such security or the lien priority thereof, or result in the occurrence of any of the other consequences. This Modification Agreement does not extend the expiration dates or enlarge the terms of any property, physical damage, credit and any other insurance written in connection with or financed by said Contract.

Section 3. Costs and Expenses. All of the costs and expenses incurred by Bank in connection with this Modification Agreement shall be paid by Borrower upon the request of and at the time of demand for payment thereof made by Bank on Borrower. As used herein, “costs and expenses” include, without limitation, reasonable attorneys’ fees and fees of legal assistants, and reasonable fees of accountants, engineers, surveyors, appraisers and other professionals or experts – and all references to attorneys’ fees or fees of legal assistants, or fees of accountants, engineers, surveyors, appraisers or other professionals or experts shall mean reasonable fees.

Section 4. Maintenance of Records. Bank is authorized to maintain, store and otherwise retain this Modification Agreement and the other documents constituting the Contract in their original, inscribed tangible forms or records thereof in an electronic medium or other non-tangible medium which permits such records to be retrieved in perceivable forms.

Section 5. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the

State of South Carolina.

Section 6. Reservation of Rights; Entire Agreement. Bank does hereby reserve all rights and remedies it may have against all parties secondarily liable for repayment of the indebtedness evidenced by the Contract. The Contract, as herein modified, contains the entire agreement of the parties and the undersigned do hereby ratify and confirm the terms of the Contract, all of which shall remain in full force and effect, as modified herein. This Modification Agreement shall be binding upon any assignee and successor in interest of the parties hereto. Borrower waives and will not assert against any transferee and assignee of Bank any claims, defenses, set-offs and rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive. All references herein to the “Modification Agreement” include any supplemental agreements filed of record to reflect modifications of any of the instruments, documents and other agreements making up the Contract that are of record.

The undersigned have executed this Modification Agreement under seal as of the day and year first above stated.

BANK:
Witness:
RBC CENTURA BANK

By:	/s/ Charles H. Arndt	/s/ Sherry Gettier
Print Name:	Charles H. Arndt	Print Name: Sherry Gettier
Title:	Market Executive

BORROWER:

COMPUTER SOFTWARE INNOVATIONS, INC.		Witness:

By:	/s/ Nancy K. Hedrick	/s/ David Dechant
Print Name:	Nancy K. Hedrick	Print Name: David Dechant
Title:	President and CEO

Attachment 1

To

Modification Agreement

Loan Agreement, dated March 14, 2005, between Computer Software Innovations, Inc. and RBC Centura Bank, evidencing the Loan in the original principal amount of Three Million and No/100 Dollars ($3,000,000.00).

Attachment 2

To

Modification Agreement

The Contract shall be, and the same is, modified as follows:

The definition of “EBITDA,” as set forth in Attachment 4 to the Loan Agreement, Section D, Number 4, is substituted in its entirety and shall hereafter read:

4.	“EBITDA” shall mean Earnings before interest, taxes, depreciation, amortization, and the following non-recurring expenses: (i) unrealized Gain (Loss) on Warrants; (ii) legal and professional fees; (iii) expenses of securities compliance; and (iv) Stock option compensation. Ratio to be calculated on a trailing quarterly basis and annualized.